EXHIBIT 21



                            PUBLIX SUPER MARKETS, INC.

                         Subsidiaries of the Registrant




Publix Alabama, LLC  (filed in Alabama)

PublixDirect, LLC  (filed in Florida)

Publix Asset Management Company  (filed in Florida)